UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-38068 (Commission File Number)	98-1398788 (IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6H 3V9 (Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS.

On August 11, 2022, Zymeworks Inc. (the “Company”) filed a notice with the New York Stock Exchange fixing August 24, 2022 as the record date for the purpose of determining the holders of the Company’s common shares, warrants and equity incentive awards (collectively, the “Securityholders”) entitled to receive notice of and to vote at a Special Meeting of Securityholders of the Company to be held later this year. The Company anticipates the Special Meeting could be held as early as October 7, 2022 and intends to make a separate public announcement confirming the date of the Special Meeting once confirmed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: August 12, 2022	By:	/s/ Neil A. Klompas
	Name: Title:	Neil A. Klompas President and Chief Operating Officer

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